Exhibit 99.1
Burger King Holdings, Inc. to present today at Goldman Sachs Lodging, Gaming, Restaurant & Leisure Conference
Company to provide strategic overview and updated fiscal 2010 guidance
Miami, June 7, 2010 (Business Wire) — Burger King Holdings, Inc., (NYSE:BKC) will present at the Goldman Sachs Lodging, Gaming, Restaurant & Leisure Conference today at the Goldman Sachs Conference Center, located at 32 Old Slip, New York, NY beginning at 2:30 p.m. ET. The presentation will be webcast live via the company’s investor relations Web site at http://investor.bk.com and at http://cc.talkpoint.com/gold006/060710a_mg/?entity=9_FS5MR0G.
Amy Wagner, senior vice president, investor relations and global communications, will present the company’s strategic overview and will discuss the updated fiscal 2010 guidance. The company maintains its expectations for fiscal 2010 guidance with the exception of worldwide net restaurant growth and the effect of currency translation on its results.
Fiscal 2010 net restaurant growth is now expected to be 230 to 250 due to the brand’s exit from the Israel market, representing 55 restaurants, based on a May 2010 agreement entered into between the company and its Israeli franchisee. Excluding the closure of these restaurants, the company’s fiscal 2010 net restaurant growth would have been at the higher end of the previously guided 250 to 300 range. These restaurant closures do not affect the company’s present plans for growth in Europe and elsewhere in the Middle East and the company remains wholly committed to growing the brand in these regions.
Given current currency exchange rates, currency translation for the fourth quarter of fiscal 2010 is now expected to have an unfavorable impact to revenues resulting in a $0.01 to $0.02 negative effect on diluted earnings per share (EPS). This compares to the previously provided guidance of a positive currency translation impact on diluted EPS in the fourth quarter, resulting in a slightly positive currency translation impact on full fiscal year diluted EPS. As a result, for the full 2010 fiscal year, the company now expects the effect of currency translation on diluted EPS to be neutral to slightly negative.
For a complete listing of the guidance and assumptions upon which such guidance was made refer to the company’s Forms 8-K filed on August 25, 2009, October 29, 2009, February 4, 2010 and April 29, 2010.
Forward-Looking Statements
Certain statements made in this press release that reflect management’s expectations regarding future events are forward-looking in nature, including statements regarding the company’s belief and expectations about net restaurant growth for fiscal 2010 and the impact of the company’s exit from the Israel market; its belief and expectations regarding the growth of the brand in Europe and elsewhere in the Middle East; and its belief and expectations regarding currency translation for the fourth quarter and full year of fiscal 2010, including the impact of currency translation on diluted earnings per share for both periods. These forward-looking statements are only predictions based on our current expectations and projections about future events. Important factors could cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including those risk factors set forth in our annual and quarterly reports filed with the Securities and Exchange Commission and the following: (i) our ability to successfully implement our international growth strategy and risks related to our international operations; and (ii) risks arising from the significant and rapid fluctuations in currency exchange markets.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations.
Source: Burger King Holdings, Inc.
Burger King Holdings, Inc., Miami
BKC Media Relations
Susan Robison, 305-378-7277
mediainquiries@whopper.com
or
BKC Investor Relations
Amy Wagner, 305-378-7696
investor@whopper.com

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